EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of St. Jude Medical, Inc. and to the inclusion herein of our report dated March 4, 2010, with respect to the consolidated financial statements and schedule of AGA Medical Holdings, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities & Exchange Commission and included herein.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 19, 2010